UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30424	27-2037711
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5920 N. Florida Avenue Hernando, FL	34442
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 489-6912

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01.	Regulation FD Disclosure.

On April 21, 2015 and May 6, 2015, National Waste Management Holdings, Inc. (the “Company”) respectively filed with the Securities and Exchange Commission a preliminary and definitive information statement on Schedule 14(C) (the “Information Statements”). In both Information Statements, Company disclosed that Jeff Chartier, Company’s President and Director, “individually holds 5,745,000 shares of Common Stock and 2,872,500 shares of Common Stock through Strategic Capital Markets, Inc, which he has voting and investment power over the shares beneficially owned by the entity” under the section titled “Principal Stockholders and Security Ownership of Management”.

The Company hereby revises the above disclosure in the Information Statements. Effective April 1, 2015, Mr. Chartier resigned from all position at Strategic and does not hold the investing and dispositive power of the 2,872,500 shares of Company’s common stock beneficially owned by Strategic Capital Markets, Inc (“Strategic”). The Company further amends the Beneficial Ownership Table to reflect that Mr. Chartier holds 5,745,000 shares of Common Stock, or 9.56%, of the total shares issued and outstanding as of May 5, 2015. Effective April 1, 2015, Stephanie Lee has voting and investment power over the shares beneficially owned by Strategic.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

Date: August 26, 2015	By:	/s/ Louis Paveglio
Louis Paveglio Chief Executive Officer

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